As filed with the Securities and Exchange Commission on June 29, 2012

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	16-1229730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of Principal Executive Offices)	(Zip Code)

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Document Security Systems, Inc. 2004 Employee Stock Option Plan

Document Security Systems, Inc. 2004 Non-Executive Director Stock Option Plan

(Full title of the plan)

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Patrick A. White

Chief Executive Officer

Document Security Systems, Inc.

First Federal Plaza, Suite 1525

28 East Main Street

Rochester, NY 14614

(Name and address of agent for service)

(585) 325-3610

(Telephone number, including area code, of agent for service)

with copies to:

David Lubin, Esq.

David Lubin & Associates, PLLC

10 Union Avenue, Suite 5

Lynbrook, New York 11563

Telephone: (516) 887-8200

Facsimile: (516) 887-8250

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price		Amount of registration fee (2)
Common Stock, $0.02 par value	2,600,000	$3.96 (3)	$10,296,000	(3)	$1,181

(1)	This Registration Statement covers (i) 1,700,000 additional shares of common stock, par value $0.02 per share (“Common Stock”), of Document Security Systems, Inc. (the “Registrant” or the “Company”) available for issuance pursuant to awards under the Company’s 2004 Employee Stock Option Plan (the “Employee Plan”), (ii) 300,000 additional shares of Common Stock available for issuance pursuant to awards under the Company’s 2004 Non-Executive Director Stock Option Plan (the “Director Plan” and together with the Employee Plan, the “Plans”) and (iii) an additional 600,000 shares representing 500,000 shares previously included in the Employee Plan and 100,000 shares previously included in the Director Plan. This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
(2)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plans. A Registration Statement on Form S-8 has been filed previously on May 12, 2006 (File No. 333-134034) covering 1,000,000 shares of Common Stock reserved for issuance pursuant to awards under the Employee Plan, and on September 20, 2005 (File No. 333-128437) covering an additional 300,000 shares of common stock reserved for issuance pursuant to awards under the Plans.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock as reported on the NYSE Amex on June 25, 2012.

 EXPLANATORY NOTE

Document Security Systems, Inc. ( the “Company”) is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register an additional: (i) 1,700,000 shares of its common stock, par value $0.02 per share (“Common Stock”), issuable pursuant to the Document Security Systems, Inc. 2004 Employee Stock Option Plan, as amended and restated on April 16, 2012 (the “Employee Plan”); (ii) 300,000 shares of Common Stock issuable pursuant to the Document Security Systems, Inc. 2004 Non-Executive Director Stock Option Plan, as amended and restated on April 16, 2012 (the “Director Plan”) pursuant to amendments to such Plans authorized by the stockholders of the Company on June 14, 2012 at the Company’s Annual Meeting of Stockholders. This Registration Statement also registers 600,000 shares of Common Stock representing 500,000 shares in the Employee Plan and 100,000 shares included in the Director Plan. Except as otherwise set forth below, the contents of the Registration Statement on Form S-8, File No. 333-134034, filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2006 and the Registration Statement on Form S-8, File No. 333-128437, filed with the Commission on September 20, 2005 are incorporated herein by reference as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Company hereby incorporates herein by reference the following documents previously filed with the Commission:

(i)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 29, 2007;

(ii)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 17, 2008;

(iii)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 31, 2009;

(iv)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 25, 2010;

(v)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 31, 2011, as amended and filed with the Commission on November 14, 2011;

(vi)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 19, 2012;

(vii)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 15, 2012;

(vii)	The Company’s definitive Proxy Statement on Schedule 14A filed with the Commission on April 18, 2012;

(viii)	The Company’s Current Reports on Form 8-K filed with the Commission on May 15, 2012 and June 15, 2012; and

(ix)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 19, 2004.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Document Security Systems, Inc. 2004 Employee Stock Option Plan, Second Amendment and Restatement as of April 16, 2012 (filed as Appendix A to the Proxy Statement on Schedule 14A filed on Apri1 18, 2012 and incorporated herein by reference).
4.2	Document Security Systems, Inc. 2004 Non-Executive Director Stock Option Plan, Second Amendment and Restatement as of April 16, 2012 (filed as Appendix B to the Proxy Statement on Schedule 14A filed on Apri1 18, 2012 and incorporated herein by reference).
5.1*	Opinion of David Lubin & Associates, PLLC
23.1	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)
23.2*	Consent of Freed Maxick CPAs, P.C.*
24.1*	Power of Attorney (included on signature page)

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* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 29th day of June, 2012.

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick A. White his or true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons and in the following capacities on June 29, 2012.

Signature	Capacity

/s/ Patrick A. White	Chief Executive Officer
Patrick A. White	(Principal Executive Officer)

/s/ Philip Jones	Chief Financial Officer
Philip Jones	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert B. Bzdick	Director
Robert B. Bzdick

/s / David Wicker	Director
David Wicker

/s/ Roger O’Brien	Director
Roger O’Brien

/s/ Ira A. Greenstein	Director
Ira A. Greenstein

/s/ Robert B. Fagenson	Chairman and Director
Robert B. Fagenson

/s/ John Cronin	Director
John Cronin

/s/ David Klein	Director
David Klein